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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Sterling Chemicals Holdings, Inc. on Form S-8 of our report dated December 12, 2000, appearing in the Annual Report on Form 10-K of Sterling Chemicals Holdings, Inc. for the year ended September 30, 2000.


/s/ Deloitte & Touche LLP

Houston, Texas
February 12, 2001